UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  April 30, 2010

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service — Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As previously announced, Douglas E. Fears retired from his position as Executive Vice President and Chief Financial Officer of Helmerich & Payne, Inc. (the “Company”), effective April 30, 2010.  On the same date, Juan Pablo Tardio, the Company’s Director of Investor Relations, was appointed as Vice President and Chief Financial Officer of the Company.  As previously disclosed, Mr. Tardio, age 44, joined the Company in 2001, was appointed Assistant to the President of Helmerich & Payne International Drilling Co. on March 1, 2004, Manager of Investor Relations on August 1, 2005, and has served as Director of Investor Relations since January 1, 2008.

The Human Resources Committee of the Board of Directors of the Company has approved Mr. Tardio’s initial compensation arrangement.  His annual base salary will be $250,000.  Otherwise, the components of Mr. Tardio’s compensation will be the same as that for the other non-CEO named executive officers as discussed in detail in the Executive Compensation Discussion & Analysis section of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/S/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: April 30, 2010